                                                                     Exhibit 4.1
                                                                     -----------


                            RESTRUCTURING AGREEMENT


     THIS RESTRUCTURING AGREEMENT (this "Agreement") is made as of the 19/th/ day of April, 2001, by and among GENERAL ELECTRIC CAPITAL CORPORATION ("GE Capital"), TRANSIT GROUP, INC. ("Transit Group"), CARROLL FULMER & COMPANY, INC., J & L TRUCK LEASING OF FARMINGTON, INC. and TRANSIT GROUP TRANSPORTATION, LLC ("TGT") (collectively, the "Transit Group Subsidiaries").

     Transit Group and/or the Transit Group Subsidiaries (or predecessors thereto) and GE Capital and/or its affiliates (directly or indirectly by means of an assignment from the original party) have heretofore entered into those certain lease agreements described on Schedule A attached hereto (each, a "Lease Agreement" and collectively, the "Lease Agreements"), those certain security agreements described on Schedule B attached hereto (each, a "Security Agreement" and collectively, the "Security Agreements"), and those certain promissory notes described on Schedule C attached hereto (each, a "Promissory Note" and collectively, the "Promissory Notes"). Transit Group, the Transit Group Subsidiaries and certain predecessors in interest to the Transit Group Subsidiaries have heretofore executed that certain Agreement of Amendment dated as of December 31, 1998 (the "Amendment"), providing for the assignment to and assumption by Transit Group Transportation, LLC of certain rights and obligations under the Lease Agreements, the Security Agreements and the Promissory Notes. The Lease Agreements, the Promissory Notes and the Amendment are sometimes hereinafter collectively referred to as the "Operative Agreements". The obligations of Transit Group and the Transit Group Subsidiaries pursuant to the Operative Agreements are collectively referred to as the "Obligations". The Obligations are guaranteed, in whole or in part, by those certain guaranties described on Schedule D attached hereto (each, an "Existing Guaranty" and collectively, the "Existing Guaranties") executed by the guarantors specified on Schedule C attached hereto (each, an "Existing Guarantor" and collectively, the "Existing Guarantors").

     The parties have determined that the Amendment contained an error in that Carroll Fulmer & Company, Inc. was not merged into TGT as reflected in the Amendment and the obligations of Carroll Fulmer & Company, Inc. with respect to the Operative Agreements were not assigned to, and assured by, TGT as reflected therein. Furthermore, subsequent to the Amendment, Rainbow Trucking Services, Inc. was merged into TGT as of December 31, 1999, and the parties desire to reflect the assignment to, and assumption by, TGT of all obligations of Rainbow Trucking Services, Inc. pursuant to the Operative Documents.

     Certain events more particularly described in Schedule E hereto have occurred under the Operative Agreements and the Security Agreements which constitute or would constitute defaults thereunder (such events being hereinafter called the "Designated Defaults"). Transit Group and the Transit Group Subsidiaries have requested that GE Capital waive such Designated Defaults and restructure the Obligations by permitting: the assignment to, and assumption by Transit Group of the rights and obligations of the Transit Group Subsidiaries pursuant to the Operative Agreements; the amendment and restatement of the Operative Agreements to include a revised payment structure and revised terms and conditions as specified in the amended and restated Operative Agreements the "Amended Operative Agreements"). The obligations of Transit Group pursuant to the Amended Operative Agreements are collectively referred to as the "Transit Group Obligations".

     In order to induce GE Capital to consent to the foregoing, the Transit Group Obligations are to be guaranteed by the Transit Group Subsidiaries; the Existing Guaranties shall remain in full force and effect and applicable to the Transit Group Obligations to the extent the Existing Guaranties were applicable to the Obligations assigned to Transit Group hereunder; and the Security Agreements shall be amended and restated in the form of the Amended and Restated Master Security Agreement attached hereto as Exhibit No. 1 (the "Amended Security Agreement"), and shall secure the Transit Group Obligations. GE Capital is willing to restructure the Obligations and to amend and restate the Operative Agreements as hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   Restructuring. Subject to satisfaction of the conditions specified
          -------------
herein:

          (a) Retroactively effective as of December 31, 1999, all right, title, interest and obligations of Rainbow Trucking Services, Inc. pursuant to the Operative Agreements are hereby assigned to TGT.

          (b) All right, title, interest and obligations of the Transit Group Subsidiaries, individually, pursuant to the Operative Agreements are hereby assigned to Transit Group; and Transit Group hereby assumes all such Obligations. GE Capital consents to such assignment and assumption.

          (c) The Lease Agreements are consolidated, amended and restated in the form of the Amended and Restated Master Lease Agreement attached hereto as Exhibit No. 2 (the "Amended Lease").

          (d) The Promissory Notes are consolidated, amended and restated in the form of the Amended and Restated Promissory Note attached hereto as Exhibit No. 3 (the "Amended Promissory Note").

          (e) The Obligations are restructured as specified in the Amended Lease and the Amended Security Agreement.

     2.   Not a Novation. The parties acknowledge and agree that the
          --------------
restructuring of the Obligations effected hereunder does not constitute a novation or a new extension of credit.

     3.   Conditions Precedent.  The effectiveness of the assignment, assumption
          --------------------
and restructuring of the Obligations effected hereunder is subject to satisfaction of the following conditions:

          (a) This Agreement is executed by each of the signatories hereto and delivered to GE Capital.

          (b) Transit Group executes and delivers to GE Capital the Amended Lease and the Amended Promissory Note, together with such Uniform Commercial Code ("UCC") financing statements as may be required by GE Capital to perfect and protect the interests of GE Capital under the Amended Operative Agreements.

          (c) Each of the Transit Group Subsidiaries executes and delivers to GE Capital an Agreement of Guaranty in substantially the form attached hereto as Exhibit No 4 (the "Subsidiaries Guaranty").

          (d) Each of the Transit Group Subsidiaries which are a party thereto executes and delivers to GE Capital the Amended Security Agreement.

          (e) Transit Group and Congress Financial Corporation (Southern) ("Congress Financial") shall have executed a Loan and Security Agreement providing a revolving credit facility and letter of credit facility, and Transit Group and Bank One, N.A., as Agent and various financial institutions ("Bank One, as Agent") shall have executed an Amended and Restated Credit Agreement effecting a long-term restructure of the existing senior credit facility; and certified true, correct and complete copies of such agreements are delivered to GE Capital.

          (f) Transit Group and the Transit Group Subsidiaries cause to be delivered to GE Capital the following, in form and substance reasonably satisfactory to GE Capital:

               (1) Opinions of counsel on behalf of Transit Group and the Transit Group Subsidiaries as to each of the matters set forth in Sections 4(a) through (d) hereof and such other matters as reasonably may be required by GE Capital.

               (2) Certified resolutions of the Board of Directors or Executive Committee of such party duly authorizing the execution, delivery and performance of the obligations of such party pursuant to this Agreement and such of the Amended Operative Agreements, the Subsidiaries Guaranty, the Amended Security Agreement and such other documents and instruments as may be executed in connection herewith or therewith (collectively, the "Related Documents") to which such party is a party.

               (3) Such consents and/or waivers of Congress Financial, Bank One as Agent, and other creditors of Transit Group and/or the Transit Group Subsidiaries with respect to the assignment, assumption and restructuring of the Obligations as may be reasonably required by GE Capital.

               (4) Evidence as to due compliance with the insurance provisions of the Amended Operative Agreements.

               (5) Such other documents, agreements, instruments, certificates, opinions and assurances as GE Capital may reasonably require.

          (g) Each of the representations and warranties set forth in Section 4 hereof shall then be true and correct.

          (h) As of the date hereof and the Closing Date (as hereinafter defined), (1) all registration statements, reports, schedules and proxy statements required to be filed by it (after giving effect to any applicable extensions) under applicable securities laws and regulations (the "Securities Filings") have been filed by Transit Group, (2) all of the Securities Filings are in compliance in all material respects with the requirements of the Securities Act of 1933, as amended (the "Act"), and the Securities Exchange Act of 1934, as the case may be, and the regulations promulgated thereunder, and (3) none of the Securities Filings, nor any of the information provided to GE Capital in connection herewith or the purchase of the Purchased Shares (as hereinafter defined), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As used herein, "Closing Date" means the date of the purchase of the shares of stock of Transit Group, as described in Section 5(d) below.

     4.   Representations and Warranties of Transit Group and the Transit Group
          ---------------------------------------------------------------------
Subsidiaries. Each of Transit Group and the Transit Group Subsidiaries,
------------
severally, represent and warrant to GE Capital as follows:

          (a) It is a corporation duly organized, validly existing and in good standing under the laws of the state specified below its signature.

          (b) The execution, delivery and performance of this Agreement and the Related Documents to which it is a party: (1) have been duly authorized by all necessary corporate action on its part; (2) do not require the approval of any stockholder, trustee or holder of any obligations of it except such as have been duly obtained; (3) do not and will not contravene its charter or by-laws, or contravene the provisions of, or constitute a default under, or result in the creation of any lien or encumbrance upon its property under, any indenture, mortgage, contract or other agreement to which it is a party or by which it or its property is bound (except as expressly contemplated hereunder) or under the Related Documents; and (4) to the best of its knowledge, do not and will not contravene any law, governmental rule, regulation or order new binding on it.

          (c) This Agreement and each of the Related Documents to which it is a party, when entered into, will constitute legal, valid and binding obligations of it, enforceable against it in accordance with the terms hereof or thereof; however, the enforceability shall be limited by the exercise of judicial discretion in accordance with principles of equity, and by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws of general applicability affecting creditors' rights.

          (d) Except as previously disclosed to GE Capital, there are no pending actions or proceedings to which it is a party, and there are no other pending or threatened actions or proceedings of which it has knowledge, before any court, arbitrator or administrative agency, which, either individually or in the aggregate, would have a Material Adverse Effect. As used herein, "Material Adverse Effect" shall mean (1) a materially adverse effect on its business, condition (financial or otherwise), operations, performance or properties, or
(2) a material impairment of its ability to perform its obligations under or to remain in compliance with this Agreement and the Related Documents to which it is a party. Except as previously disclosed to GE Capital, it is not in default under any obligation for borrowed money, for the deferred purchase price of property, or any lease agreement which, either individually or in the aggregate, would have the same such effect.

          (e) Its corporate name, Federal Employer Identification Number and Organizational Number specified below its signature are true and correct, and the address specified below its signature is its chief place of business and chief executive office.

          (f) It is solvent and upon consummation of and giving effect to the assignment, assumption and restructuring contemplated hereunder, it will continue to be solvent.

          (g) Except as previously disclosed to GE Capital, there has been no material adverse change, individually or in the aggregate, in the business, condition (financial or otherwise), operations, prospects, performance, properties or projections of Transit Group, or in the industry in which Transit Group operates, or with respect to the Equipment or the Collateral (as such terms are defined in the Lease Agreements and the Security Agreements, respectively), since the date of Transit Group's most recent audited financial statements.

          (h) Except as previously disclosed to GE Capital, there has been no material increase in the liabilities, liquidated or contingent, of Transit Group, or a material decrease in the assets of Transit Group, since the date of Transit Group's most recent audited financial statements.

     5.   Covenants of Transit Group. Transit Group covenants and agrees as
          --------------------------
follows:

          (a) Transit Group will furnish GE Capital (1) within one hundred ninety-five (195) days after the end of fiscal year 2000, and within one hundred twenty (120) days after the end of each subsequent fiscal year of Transit Group, a consolidated balance sheet of Transit Group as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flows of Transit Group for such fiscal year, prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), all in reasonable detail and certified by independent certified public accountants of recognized standing selected by Transit Group (which shall be a "Big 5" accounting firm); (2) within one hundred twenty (120) days after the end of each fiscal year of Transit Group, a consolidating balance sheet of Transit Group as at the end of such year, and the related consolidating statement of income and consolidating income of cash flows of Transit Group for such fiscal year, prepared in accordance with GAAP; (3) within thirty (30) days after the end of each fiscal year of Transit Group, Transit Group's Board approved operating plan for the next fiscal year; (4) within twenty (20) days after the end of each month, an unaudited balance sheet of Transit Group as at the end of such month, and the related statement of income and statement of cash flows of Transit Group for such month, prepared in accordance with GAAP, except for the absence of footnotes and year-end adjustments (5) within twenty (20) days after the end of each month, an unaudited consolidating balance sheet of Transit Group as at the end of such month, and the related consolidating statement of income and consolidating statement of cash flows of Transit Group for such month, prepared in accordance with GAAP, except for the absence of footnotes and year-end adjustments; (6) within ten (10) days after the date on which they are filed, all regular periodic reports, forms and other filings required to be made by Transit Group to the Securities and Exchange Commission; (7) contemporaneously with the furnishing of the financial statements required pursuant to Clauses (1) and (3) above, a duly completed compliance certificate signed by the chief financial officer of Transit Group, to the effect that such officer has not become aware of any default or event which, with the giving of notice, or the lapse of time, or both, would become a default under the Amended Operative Agreements or the Amended Security Agreement (a "Default") that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it; and (8) as and when requested by GE Capital, such other reasonable information with respect to Transit Group's business, condition (financial or otherwise), operations, performance or properties, as reasonably may be requested by GE Capital.

          (b) Transit Group will promptly execute and deliver to GE Capital such further documents, instruments and assurances and take such further action as GE Capital from time to time may reasonably request in order to carry out the intent and purpose of this Agreement and the Related Documents and to establish and protect the rights and remedies created or intended to be created in favor of GE Capital under this Agreement and the Related Documents.

          (c) Transit Group shall provide written notice to GE Capital: (1) thirty (30) days after any change in the name, state of incorporation or address of the chief executive office of Transit Group; (2) promptly upon the occurrence of any Default; and (3) promptly upon Transit Group becoming aware of any alleged material violation of applicable law relating to the Equipment (as such term is defined in the Amended Lease) or the Collateral (as such term is defined in the Amended Security Agreement).

          (d) On October 19, 2005 (the "Termination Date"), Transit Group shall pay to GE Capital a fee in the amount of $1,000,000; provided, however, that in lieu of requiring payment of such fee, GE Capital, or its nominee (which, for purposes of this Section 5(e), shall be deemed to be included in any reference to "GE Capital"), shall have the right, but not the obligation, to purchase from Transit Group on the Termination Date, and Transit Group shall sell to GE Capital if GE Capital so elects, 17,601,276 shares of the Transit Group's Common Stock or such number of shares of Transit Group's Common Stock as shall be equal to five percent (5%) of the Shares Outstanding on the date of closing of the equity offering contemplated on the date hereof (the "Percentage Determination Date"). The shares of Common Stock which GE Capital is entitled to purchase pursuant to the foregoing sentence are hereinafter called the "Purchased Shares". Anything in the foregoing to the contrary notwithstanding if GE Capital determines that the value of the Purchased Shares on the Termination Date is at least $1,000,000 in excess of the amount of all costs, fees and expenses incurred or expected to be incurred in connection with the purchase of the Purchased Shares and the resale of the Purchased Shares (including, without limitation, the purchase price and all filing costs, legal fees, and appraisal fees), GE Capital shall exercise its right to purchase the Purchased Shares rather than requiring a cash payment of the Termination Fee. The purchase price for the Purchased Shares shall be Five Cents ($.05) per share. As used herein, "Common Stock" shall mean the Common Stock, $.01 par value, of Transit Group as constituted on the date hereof, and any capital stock into which such common stock may hereafter be changed, and shall also include (i) capital stock of Transit Group of any other class (regardless of how denominated), issued to the holders of shares of common stock upon any capital reorganization or reclassification of the common stock, which is not preferred as to dividends or assets over any other class of stock of Transit Group and which is not subject to redemption, and (ii) shares of capital stock of any successor or acquiring corporation received by or distributed to the holders of common stock in connection with the consolidation or merger of Transit Group with or into another corporation (where Transit Group is not the surviving corporation), a share exchange in which Transit Group's common stock will be acquired, or the sale, transfer or other disposition of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such merger, consolidation, share exchange or disposition of assets, shares of capital stock of the successor or acquiring corporation, or any cash, or other securities or property of any nature whatsoever in addition to or in lieu of capital stock of the successor or acquiring corporation are to be received by or distributed to the holders of common stock of Transit Group. Appropriate provisions shall be made in connection with a reorganization, reclassification, consolidation, merger, share exchange, or disposition of assets with respect to the rights and interest of GE Capital under this Section 5(e) to the end that the provisions of this Section shall immediately after the transaction be applicable as nearly as possible to any shares of stock, securities or other property deliverable immediately after the transaction upon the exercise of GE Capital's rights under this Section. Transit Group shall not effect any consolidation, merger, share exchange or disposition of assets unless, prior to the consummation of the transaction, the successor or acquiring entity (if other than Transit Group) resulting from the consolidation or merger, the entity acquiring the shares of Transit Group's common stock in the share exchange, or the entity acquiring the assets assumes by written instrument executed and delivered to Transit Group the obligation to deliver to GE Capital the shares of stock, securities or other property that GE Capital may be entitled to purchase in accordance with the foregoing provisions. As used herein, "Shares Outstanding" shall include all issued and outstanding shares of the Common Stock and all shares of Common Stock issuable upon the conversion of preferred stock.

               (1) If GE Capital elects to purchase the Purchased Shares, it shall provide written notice thereof to Transit Group not less than thirty
     (30) days prior to the Closing Date. At the closing of the purchase of the Purchased Shares, Transit Group will deliver to GE Capital a certificate representing the Purchased Shares, registered in the name of GE Capital, and the parties will execute the amendments to the Registration Rights Agreement and the Stockholders Agreement contemplated by Sections 5(e)(3) and (4) hereof.

               (2) The Purchased Shares shall be subject to the terms and conditions of the Registration Rights Agreement dated as of May 13, 1999, between Transit Group and GE Capital

     Equity Investments, Inc. (the "Registration Rights Agreement"), and effective from and after the Closing Date, the Registration Rights Agreement shall be amended such that GE Capital shall be added as a party to the Registration Rights Agreement as of the Closing Date, and the Purchased Shares shall be included in the definition of "Registrable Securities" as set forth in the Registration Rights Agreement. Transit Group covenants and agrees to execute and deliver an amendment to the Registration Rights Agreement containing the foregoing provisions on or before the Closing Date.

               (3) The Purchased Shares shall be subject to the terms and conditions of the Stockholders Agreement dated as of May 13, 1999, between Transit Group and GE Capital Equity Investments, Inc. (the "Stockholders Agreement"), and effective from and after the Closing Date, the Stockholders Agreement shall be amended such that GE Capital shall be added as a party to the Stockholders Agreement as of the Closing Date. Transit Group covenants and agrees to execute and deliver an amendment to the Registration Rights Agreement containing the foregoing provisions on or before the Closing Date.

               (4) Transit Group covenants and agrees that (A) it shall at all times reserve a sufficient number of authorized shares of its Common Stock for issuance to GE Capital, (B) all Purchased Shares delivered upon the exercise of GE Capital's rights hereunder shall, upon delivery and payment therefor, be duly and validly authorized and issued, fully-paid and non-assessable, and free from all taxes, liens and charges with respect to the purchase thereof and (C) it will offer and sell the Purchased Shares to GE Capital in compliance with applicable exemptions from registration under, and otherwise in compliance with, federal and state securities laws, and neither it nor anyone acting on its behalf will take any action to cause the offer and sale of the Purchased Shares to be subject to the registration provisions of federal or state securities laws.

          (e) Transit Group and the Transit Group Subsidiaries shall, upon request of GE Capital, furnish to GE Capital such further information, execute and deliver to GE Capital such documents and instruments (including, without limitation, Uniform Commercial Code financing statements and amended certificates of title) and do such other acts and things, as GE Capital may at any time reasonably request relating to the perfection or protection of the security interests and other interests contemplated by this Agreement and the other Amended Operative Documents or for the purpose of carrying out the intent of this Agreement. Without limiting the foregoing, Transit Group and the Transit Group Subsidiaries shall cooperate and do all acts deemed reasonably necessary or advisable by GE Capital (i) to continue in GE Capital's perfected first security interest in the collateral granted pursuant to the Security Agreements,
(ii) to document GE Capital's ownership interest in the assets leased pursuant to the Lease Agreements, and Transit Group and the Transit Group Subsidiaries shall use their best efforts to obtain and furnish to GE Capital any subordinations, releases, landlord, lessor, or mortgagee waivers, and similar documents as may be from time to time requested by, and which are in form and substance reasonably satisfactory to, GE Capital. In addition, without limiting the foregoing, Transit Group and the Transit Group Subsidiaries confirm and agree that they will cooperate with GE Capital in connection with the confirmation of the collateral lists attached to the Amended Security Agreement and the Amended Lease, and take such steps as shall be necessary to insure that such collateral lists include all assets covered by the original Security Agreements and the original Lease Agreements.

     6.   Representations and Warranties of GE Capital. GE Capital represents
          --------------------------------------------
and warrants as follows:

          (a) If it elects to do so, GE Capital will purchase the Purchased Shares for its own account, for the purpose of investment and not with a view to distribution or resale thereof.

          (b) GE Capital understands and agrees that, until registered under the Act, all certificates representing the Purchased Shares shall bear a legend reading substantially as follows:

          The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, (the "Act") or applicable state securities laws. These securities may not be offered for sale, sold, delivered after sale, transferred, pledged or hypothecated in the absence of an effective registration statement covering such securities under the Act and any applicable state securities laws, or the availability of an exemption from registration thereunder.

          (c) GE Capital has had access to information and the opportunity to ask questions of and receive answers from management of Transit Group concerning Transit Group's business, assets, financial condition, results of operations, and liabilities.

          (d) GE Capital is an "accredited investor" as that term is defined in rule 501 of Regulation D under the Act, and by reason of its business and financial experience, it has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of an investment in the Purchased Shares.

     7.   Miscellaneous.  (a) This Agreement and the Related Documents
          -------------
constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and shall not be rescinded, amended or modified in any manner except by a document in writing executed by all of the parties hereto.

          (b) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          (c) All reasonable out of pocket expenses incurred by GE Capital in connection with the preparation and execution of this Agreement and the Related Documents, consummation of the transactions contemplated herein and therein, and the recording of all UCC financing statements in connection herewith, shall be for the account of Transit Group and shall be payable by Transit Group upon demand.

          (d) THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH ANY OF THEM MAY BE A PARTY ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS AGREEMENT AND THE RELATED DOCUMENTS. TRANSIT GROUP AND THE TRANSIT GROUP SUBSIDIARIES AUTHORIZE GE CAPITAL TO FILE THIS PROVISION WITH THE CLERK OR JUDGE OF ANY COURT HEARING ANY SUCH CLAIM. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE PARTIES AND THE PARTIES HEREBY ACKNOWLEDGE THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY

     JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. EACH OF THE PARTIES FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

               (e) THIS AGREEMENT AND THE RELATED DOCUMENTS, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. The parties agree that any action or proceeding arising out of or relating to this Agreement or the Related Documents may be commenced in any state or Federal court located in New York County, City of New York, State of New York, and that such courts shall have exclusive jurisdiction to hear and determine any claims or disputes between or among any of the parties hereto or thereto relating to the transaction contemplated by this Agreement, and any investigation, litigation or proceeding related to or arising out of any such matters; provided, however, that the parties hereto acknowledge that any appeals from those courts may be heard by a court located outside of such jurisdiction. Each party hereto expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and hereby waives any objection which such party may have based upon lack of personal jurisdiction, improper venue or inconvenient form. The parties further agree that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address hereinbelow set forth, or as it may provide in writing from time to time, or as otherwise provided under the laws of the State of New York.

               (f) This Agreement and the Related Documents may be executed in any number of counterparts and by different parties hereto or thereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together consist of but one and the same instrument.

          8.   Release by Transit Group and the Transit Group Subsidiaries. (a)
               -----------------------------------------------------------
As an inducement to GE Capital to enter into this Agreement, Transit Group and the Transit Group Subsidiaries hereby release and discharge GE Capital, its participants, successors and assigns, officers, directors, employees, agents, representatives, insurers and attorneys, from all actions, counterclaims, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law, admiralty or equity, against GE Capital and/or its participants, successors and assigns which Transit Group and the Transit Group Subsidiaries ever had, now have or hereafter can, shall or may, have for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Agreement (the "Released Claims").

               (b) in order to induce GE Capital to accept the release set forth herein, Transit Group and the Transit Group Subsidiaries represent that:

                    (i) such release constitutes a legal, valid and binding obligation of Transit Group and the Transit Group Subsidiaries, enforceable against each of them in accordance with its terms; however, the enforceability shall be limited by the exercise of judicial discretion in accordance with principles of equity, and by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws of general applicability affecting creditors' rights. The execution and delivery of, and the performance and compliance by Transit Group and the Transit Group Subsidiaries with such release shall not conflict with, or constitute on the part of Transit Group and the Transit Group Subsidiaries a violation or breach of, or a default under, and will not require any authorization, consent, approval or other action by, or any notice to, or filing with any court or administrative body or any other person pursuant to, any mortgage deed of trust, loan agreement, trust agreement or other agreement or instrument to which Transit Group or any of the Transit Group Subsidiaries or any of its or their property are subject or any laws and other governmental requirements; and

                    (ii) Transit Group and the Transit Group Subsidiaries (A)
               have not sold, transferred, conveyed, abandoned or otherwise disposed of any of the Released Claims, whether or not known, suspected or claimed that Transit Group and the Transit Group Subsidiaries have, had or may have against GE Capital and/or any of its participants, successors and assigns, as the case may be, and (B) has sought the advice of counsel with respect to the execution and delivery of this Agreement and Transit Group and the Transit Group Subsidiaries understand the legal implications with respect to the release set forth herein and the other documents executed by Transit Group and the Transit Group Subsidiaries in connection therewith.

               (c) Transit Group and the Transit Group Subsidiaries hereby acknowledge that they may hereafter discover facts in addition to or different from those which they new know or believe to be true with respect to the subject matter of the release set forth herein, but that it is Transit Group's and the Transit Group Subsidiaries' intention to, and they do, hereby fully, finally and forever settle the Released Claims; in furtherance of such intention, Transit Group and the Transit Group Subsidiaries acknowledge that the release set forth herein shall be and remain in effect as a full and complete release, notwithstanding the subsequent discovery or existence of any such additional or different facts.

          9.   Waiver of Designated Defaults. GE Capital hereby agrees to waive
               -----------------------------
the Designated Defaults; provided that (a) this waiver shall be effective only with respect to the Designated Defaults and (b) shall not extend to any defaults subsequently occurring under the provisions of this Agreement, the Amended Promissory Note, the Amended Security Agreement, the Amended Lease, or the other Amended Operative Documents. Except as expressly set forth herein, nothing contained herein shall be construed in any manner to affect, impair, lessen, release, cancel, terminate or extinguish the indebtedness, liabilities or obligations of Transit Group or the Transit Group Subsidiaries under this Agreement or the Amended Operative Documents. GE Capital acknowledges and agrees that Transit Group and the Transit Group Subsidiaries may rely on this waiver in consummating financial accommodations on or after the date hereof.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have caused this Restructuring Agreement to be duly executed as of the day and year first above set forth.

GENERAL ELECTRIC CAPITAL CORPORATION         TRANSIT GROUP, INC.



By: /s/ Dennis J. Bickerstaff                By: /s/ Philip A. Belyew
   -----------------------------------          -------------------------------------------
Name:  Dennis J. Bickerstaff                 Name:  Philip A. Belyew
     ---------------------------------            -----------------------------------------
Title: Managing Director / Sr. Manager       Title: President
      --------------------------------             ----------------------------------------

     401 Merritt Seven                              2859 Paces Ferry Road
     Second Floor                                   Suite 1740
     Norwalk, Connecticut 06856                     Atlanta, Georgia 30339
     Facsimile: (203) 229-1989                      Facsimile: (770) 444-0246
                                                    Federal Employer ID No.: 59-2676629
                                                    State of Incorporation: Florida
                                                                            ---------------
                                                    Organizational No.:____________________

                                             TRANSIT GROUP TRANSPORTATION, LLC


                                             By: /s/ Philip A. Belyew
                                                -------------------------------------------
                                             Name:  Philip A. Belyew
                                                  -----------------------------------------
                                             Title: Sole Manager
                                                   ----------------------------------------

                                                    _______________________________________
                                                    _______________________________________
                                                    Facsimile: ____________________________
                                                    Federal Employer ID No.: 58-2426896
                                                    State of Incorporation: Delaware
                                                    Organizational No.:____________________

                                             CARROLL FULMER & COMPANY, INC.


                                             By: /s/ Philip A. Belyew
                                                -------------------------------------------
                                             Name:  Philip A. Belyew
                                                  -----------------------------------------
                                             Title: Sole Director
                                                   ----------------------------------------

                                                    8340 American Way
                                                    Groveland, Florida 34736
                                                    Facsimile: (352) 429-1010
                                                    Federal Employer ID No.: 59-2341068
                                                    State of Incorporation: Florida
                                                                            ---------------
                                                    Organizational No.:____________________

                                       J & L TRUCK LEASING OF FARMINGTON,
                                       INC.


                                       By:  /s/  Philip A. Belyew
                                           ------------------------------
                                       Name:  Philip A. Belyew
                                            -----------------------------
                                       Title: Sole Director
                                             ----------------------------


                                             _____________________________

                                             _____________________________
                                             Facsimile:  (716) 924-9959
                                             Federal Employer ID No.: 16-1302929
                                             State of Incorporation: New York
                                             Organizational No.:__________

     The undersigned join herein for the expressly limited purpose of confirming that the Existing Guaranty executed by the undersigned, severally, remains in full force and effect and applicable to the Transit Group Obligations to the extent such Existing Guaranty was applicable to the Obligations assigned to Transit Group, notwithstanding the assignment, assumption and restructuring effected hereunder.

TRANSIT GROUP, INC.                              CARROLL FULMER & COMPANY, INC.




By:  /s/  Philip A. Belyew                       By:  /s/  Philip A. Belyew
   -------------------------------------              --------------------------
Name:  Philip A. Belyew                          Name:  Philip A. Belyew
       ---------------------------------              --------------------------
Title:  President                                Title: Sole Director
       ---------------------------------               -------------------------

TRANSIT GROUP TRANSPORTATION, LLC



By:  /s/  Philip A. Belyew
    ------------------------------------
Name:  Philip A. Belyew
     -----------------------------------
Title: Sole Manager
      ----------------------------------

                                  SCHEDULE A

Master Lease Agreement 11/12/98
Lessor: General Electric Capital Corporation
Lessees:        Transit Group, Inc.
                Carolina-Pacific Distributors, Inc.
                Certified Transport, Inc.
                Rainbow Trucking Services, Inc.
                Transit Leasing, Inc. (formerly known as Capitol Warehouse Inc.) Transportation Resources and Management, Inc.
                Carroll Fulmer Company, Inc.
                K. J. Transportation, Inc.
                Service Express, Inc.
                Diversified Trucking Corp.
                J & L Truck Leasing of Farmington, Incorporated
                Northstar Transportation, Inc.

Master Lease Agreement 5/26/94
Lessor:         General Electric Capital Corporation
Lessees:        K.J. Transportation, Inc.

Master Lease Agreement 11/23/94
Lessor:         General Electric Capital Corporation
Lessee:         Roadmaster Corporation (assigned to DTC Acquisition, Inc. and subleased to Diversified Trucking Corp.)

Master Lease Agreement 9/11/98
Lessor:         General Electric Capital Corporation
Lessee:         Diversified Trucking Corp.

Master Lease Agreement 10/26/95
Lessor:         General Electric Capital Corporation
Lessee:         J & L Truck Leasing of Farmington, Incorporated

Commercial Transportation Lease Agreement 12/10/96
Lessor: Partnership Financial Services, Inc. d/b/a Republic Capital (assigned to General Electric Capital Corporation)
Lessee:         Capitol Warehouse, Inc. (subsequently known as Transit Leasing,
                Inc.)

Master Lease Agreement 6/25/96
Lessor:         Associates Leasing, Inc. (assigned to General Electric Capital
                Corporation)
Lessee:         K.J. Transportation, Inc.

Master Lease Agreement 6/17/98
Lessor:         General Electric Capital Corporation
Lessee:         Certified Transport, Inc.

Agreement of Amendment 12/13/98 among General Electric Capital Corporation, Transit Group, Inc. and certain subsidiaries

                                  SCHEDULE B

Master Security Agreement 11/12/98
Secured Party:        General Electric Capital Corporation
Debtor:               K.J. Transportation, Inc.
                      J & L Truck Leasing of Farmington, Incorporated

Master Security Agreement 5/23/97
Secured Party:        General Electric Capital Corporation
Borrower:             DLS Leasing, Inc.

Master Security Agreement 4/10/98
Secured Party:        General Electric Capital Corporation
Borrower:             DLS Leasing, Inc.

Financing Agreement 11/16/95
Lender:               General Electric Capital Corporation
Borrower:             Capitol Warehouse, Inc. (subsequently known as Transit
                      Leasing, Inc.)

Security Agreement 6/27/96
Secured Party:        Geico Corporation d/b/a GE Capital Fleet Services
Debtor:               Capitol Warehouse, Inc. (subsequently known as Transit
                      Leasing, Inc.)

Security Agreement 7/17/96
Secured Party:        Geico Corporation d/b/a GE Capital Fleet Services
Debtor:               Capitol Warehouse, Inc. (subsequently known as Transit
                      Leasing, Inc.)

Master Security Agreement 4/1/99
Secured Party:        General Electric Capital Corporation
Debtor:               Bestway Trucking, Inc.

Agreement of Amendment 12/13/98 among General Electric Capital Corporation, Transit Group, Inc. and certain subsidiaries

                                  SCHEDULE C

Promissory Note dated November 12, 1998, payable to the order of General Electric Capital Corporation, by K. J. Transportation, Inc. and J & L Truck Leasing of Farmington, Incorporated

Promissory Note dated May 23, 1997, payable to the order of General Electric Capital Corporation, by DLS Leasing, Inc.

Promissory Note dated April 10, 1998, payable to the order of General Electric Capital Corporation, by DLS Leasing, Inc.

Installment Note dated November 16, 1995, payable to the order of General Electric Capital Corporation, by Capitol Warehouse, Inc. (subsequently known as Transit Leasing, Inc.)

Installment Promissory Note dated June 28. 1996, payable to the order of Geico Corporation d/b/a GE Capital Fleet Services, by Capitol Warehouse, Inc. (subsequently known as Transit Leasing, Inc.)

Installment Promissory Note dated July 19, 1996, payable to the order of Geico Corporation d/b/a GE Capital Fleet Services, by Capitol Warehouse, Inc. (subsequently known as Transit Leasing, Inc.)

Installment Promissory Note [undated], payable to the order of Geico Corporation d/b/a GE Capital Feet Services, by Capitol Warehouse, Inc. (subsequently known as Transit Leasing, Inc.)

Promissory Note dated April 2, 1999, payable to the order of General Electric Capital Corporation by Bestway Trucking, Inc.

Agreement of Amendment 12/13/98 among General Electric Capital Corporation, Transit Group, Inc. and certain subsidiaries

                                  SCHEDULE D

Corporate Guaranty dated November 12, 1998, in favor of General Electric Capital Corporation, securing the Master Security Agreement dated as November 12, 1998, with K. J. Transportation, Inc. and J&L Truck Leasing of Farmington, Incorporated by: Transit Group, Inc., Carolina-Pacific Distributors Inc., Certified Transport, Inc., Rainbow Trucking Services, Inc., Transportation Resources and Management, Inc., Carroll Fulmer & Company, Inc., Service Express, Inc., Diversified Trucking Corp., Northstar Transportation, Inc.

Corporate Guaranty dated August 2, 1999, in favor of General Electric Capital Corporation, securing the Master Security Agreement dated April 10, 1998, with DLS Leasing, Inc. by Transit Group, Inc.

Corporate Guaranty dated August 2, 1999, in favor of General Electric Capital Corporation, securing the Master Security Agreement dated April 10, 1998, with DLS Leasing, Inc. by Transit Group Transportation, LLC

Individual Guaranty dated April 10, 1998, in favor of General Electric Capital Corporation securing the Master Security Agreement dated April 10, 1998, with DLS Leasing, Inc. by David L. Summitt

Individual Guaranty dated October 21, 1997, in favor of General Electric Capital Corporation, securing the Master Lease Agreement dated November 23, 1994, with DTC Acquisition, Inc. (transferee from Roadmaster Corporation) by Kenneth Adams

Corporate Guaranties dated September 11, 1998, in favor of General Electric Capital Corporation, securing the Master Lease Agreement dated September 11, 1998, with Diversified Trucking Corporation, by Transit Group, Inc., Carolina-Pacific Distributors, Inc., Capitol Warehouse, Inc. (subsequently known as Transit Leasing, Inc.), Service Express, Inc., Carroll Fulmer Group, Inc., Rainbow Trucking, Transportation Resources and Management, Inc., Certified Transport, Inc., K. J. Transportation, Inc. and Northstar Transportation, Inc.

Individual Guaranty dated October 26, 1995, in favor of General Electric Capital Corporation, securing the Master Lease Agreement dated October 26, 1995, with J&L Truck Leasing of Farmington, Incorporated by Patricia Johnson

Individual Guaranty dated October 26, 1995, in favor of General Electric Capital Corporation, securing the Master Lease Agreement dated October 26, 1995, with J&L Truck Leasing of Farmington, Incorporated by Kent Johnson

Corporate Guaranty dated October 26, 1995, in favor of General Electric Capital Corporation, securing the Master Lease Agreement dated October 26, 1995, with J&L Truck Leasing of Farmington, Incorporated by Kaje Transport, Inc.

Corporate Guaranty dated October 26, 1995, in favor of General Electric Capital Corporation, securing the Master Lease Agreement dated October 26, 1995, with J&L Truck Leasing of Farmington, Incorporated by K. J. Transportation, Inc.

Guaranty dated November 16, 1995, in favor of General Electric Capital Corporation, securing the Financing Agreement dated November 16, 1995, with Capitol Warehouse, Inc., by Jerry Pennington

Continuing Guaranty dated September 16, 1993, in favor of GELCO Corporation d/b/a GE Capital Fleet Services, securing the Security Agreement dated July 17, 1996, with Capitol Warehouse, Inc, by Jerry Pennington

Continuing Guaranty dated October 10, 1995, in favor of GELCO Corporation d/b/a GE Capital Fleet Services, securing the Security Agreement dated July 17, 1996, with Capitol Warehouse, Inc, by Jerry Pennington

Continuing Guaranty dated December 11, 1996, in favor of GELCO Corporation d/b/a GE Capital Feet Services, securing the Security Agreement dated July 17, 1996, with Capitol Warehouse, Inc., by Jerry Pennington

Individual Guaranty dated April 1, 1999, in favor of General Electric Capital Corporation, securing Master Security Agreement dated as of April 1, 1999, with Bestway Trucking, Inc. by David Summitt

Guaranty dated April 1, 1999, in favor of General Electric Capital Corporation, securing the Master Security Agreement dated as of April 1, 1999, with Bestway Trucking, Inc. by Connection One Trucking, LLC

Corporate Guaranty dated April 1, 1999, in favor of General Electric Capital Corporation, securing the Master Security Agreement dated as of April 1, 1999, with Bestway Trucking, Inc. by DLS Leasing, Inc

Corporate Guaranty dated June 17, 1998, in favor of General Electric Capital Corporation, securing the Master Lease Agreement dated as of June 17, 1998, with Certified Transport, Inc. by Transit Group, Inc.

Corporate Guaranty dated December 11, 1996, in favor of Partnership Financial Services, Inc. d/b/a Republic Capital, securing the Commercial Transportation Lease Agreement dated as of December 10, 1996, with Capitol Warehouse, Inc., by Jerry Pennington

Corporate Guaranty dated October 10, 1995, in favor of General Electric Capital Corporation, securing the Commercial Transportation Lease Agreement dated as of December 10, 1996, Capitol Warehouse, Inc., by Jerry Pennington

Agreement of Amendment 12/13/98 among General Electric Capital Corporation, Transit Group, Inc. and certain subsidiaries

                                  SCHEDULE E

1. Defaults which occurred prior to the date hereof with respect to the payment of Rent under Lease Agreements.

2. Defaults under the original Lease Agreements, Security Agreements and other Operative Documents which occurred prior to the date hereof and resulted solely from cross-defaults with documentation evidencing other indebtedness, to the extent that such defaults have been waived by the holders of such other indebtedness.

                              EQUIPMENT SCHEDULE

                                SCHEDULE NO. 1
                      DATED THIS ____ DAY OF APRIL, 2001
             TO MASTER LEASE AGREEMENT DATED AS OF APRIL 19, 2001


Lessor & Mailing Address:                        Lessee & Mailing Address:

General Electric Capital Corporation             Transit Group, Inc.
401 Merritt Seven                                2859 Paces Ferry Road
Second Floor                                     Suite 1740
Norwalk, Connecticut 06856                       Atlanta, Georgia 30339

This Equipment Schedule is executed pursuant to, and incorporates by reference the terms and conditions of, and capitalized terms not defined herein shall have the meanings assigned to them in the Master Lease Agreement identified above ("Agreement"; said Agreement and this Schedule being collectively referred to as "Lease"). This Equipment Schedule, incorporating by reference the Agreement, constitutes a separate instrument of lease.

A.   Equipment.
     ---------

     Pursuant to the terms of the Lease, Lessor agrees to acquire and lease to Lessee the Equipment listed on Annex A attached hereto and made a part hereof.

B.   Financial Terms.
     ---------------

     1.   Capitalized Lessor's Cost: $29,704,804.94.
     2.   Basic Term: fifty-four (54) months.
     3.   Basic Term Commencement Date: April 19, 2001.
     4.   Location of Principal Garage of Equipment: See Annex A.
     5.   Lessee Federal Tax ID No.: 59-2576629.
     6. Stipulated Loss Value: See Annex C attached for calculation of the Stipulated Loss Value of the Equipment during the Basic Term.
     7.   Interest Rate: 10.50%.

C.   Tax Benefits.
     ------------

     Depreciation Deductions:

     a. Depreciation Method: 200% declining balance method, switching to straight line method for the first taxable year for which using the straight line method with respect to the adjusted basis as of the beginning of such year will yield a larger allowance.

     b. Recovery Period: three (3) years for tractors and five (5) years for trailers.

     c.   Basis: 100% of Capitalized Lessor's Cost.

D.   Term and Rent.
     -------------

     1. Basic Term Rent. Commencing on May 12, 2001, and on the same day of each month thereafter during the Basic Term, Lessee shall pay, in arrears as rent ("Basic Term Rent") for the Equipment, the product of the Lease Rate Factor specified on Annex B attached hereto times he Capitalized Lessor's Cost of all Equipment on this Schedule. Each date for the payment of rent during the Basic Term is herein referred to as a "Rent Payment Date".

     2. If any Rent Payment Date is not a business day, the rent otherwise due on such date shall be payable on the immediately preceding business day.

E.   Insurance.
     ---------

     1.   Public Liability: $10,000,000, total liability per occurrence.

     2. Casualty and Property Damage: An amount equal to the higher of the Stipulated Loss Value or the full replacement cost of the Equipment.

F.   Estimated Residual Value.
     ------------------------

     The Estimated Residual Value of the Equipment shall be calculated as thirty-five percent (35%) of the Capitalized Lessor's Cost of the Equipment.

This Schedule is not binding or effective with respect to the Agreement or Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee, respectively.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Lessee and Lessor have caused this Schedule to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                                LESSEE:

GENERAL ELECTRIC CAPITAL CORPORATION   TRANSIT GROUP, INC.

By:_________________________________   By:___________________________________
Name:_______________________________   Name:_________________________________
Title:______________________________   Title:________________________________



                                       Attest:



                                       By:___________________________________
                                       Name:_________________________________
                                       Title:________________________________

                                    ANNEX A
                                      TO
                                SCHEDULE NO. 1
                     DATED THIS ______ DAY OF APRIL, 2001
             TO MASTER LEASE AGREEMENT DATED AS OF APRIL 19, 2001



                           DESCRIPTION OF EQUIPMENT



              SEE ATTACHMENTS HERETO FOR DESCRIPTION OF EQUIPMENT

                                    ANNEX B
                                       TO
                                 SCHEDULE NO. 1
                      DATED THIS ______ DAY OF APRIL, 2001
              TO MASTER LEASE AGREEMENT DATED AS OF APRIL 19, 2001


                           SCHEDULE OF RENT PAYMENTS

               Rent Payment Number                             Lease Rate Factor
               -------------------                             -----------------
                     1-6                                            0.568750
                     7-12                                           1.777894
                     13-54                                          1.998589

                                    ANNEX C
                                      TO
                                SCHEDULE NO. 1
                     DATED THIS ______ DAY OF APRIL, 2001

             TO MASTER LEASE AGREEMENT DATED AS OF APRIL 19, 2001


                        STIPULATED LOSS VALUE TABLE/1/



                                                           Stipulated Loss Value
         Rent Payment No.                                        % of Cost
         ----------------                                        ---------

                1                                                 108.141
                2                                                 108.503
                3                                                 108.846
                4                                                 109.188
                5                                                 109.522
                6                                                 109.847
                7                                                 110.160
                8                                                 109.242
                9                                                 108.304
               10                                                 107.354
               11                                                 106.391
               12                                                 105.410
               13                                                 104.407
               14                                                 103.163
               15                                                 101.897
               16                                                 100.616
               17                                                  99.314
               18                                                  97.990
               19                                                  96.651
               20                                                  95.290
               21                                                  93.907
               22                                                  92.509
               23                                                  91.095
               24                                                  89.670
               25                                                  88.231
               26                                                  86.780
               27                                                  85.317
               28                                                  83.838
               29                                                  82.345
               30                                                  80.840
               31                                                  79.319
               32                                                  77.785

___________________

/1/ *The Stipulated Loss Value for any unit of Equipment shall be equal to the Capitalized Lessor's Cost of such unit multiplied by the appropriate percentage derived from the above table. In the event that the Lease is for any reason extended, then the last percentage figure shown above shall control throughout any such extended term.

                        33                                               76.237
                        34                                               74.673
                        35                                               73.092
                        36                                               71.502
                        37                                               69.901
                        38                                               68.289
                        39                                               66.667
                        40                                               65.028
                        41                                               63.378
                        42                                               61.718
                        43                                               60.040
                        44                                               58.351
                        45                                               56.651
                        46                                               54.934
                        47                                               53.198
                        48                                               51.466
                        49                                               49.740
                        50                                               48.030
                        51                                               46.307
                        52                                               44.570
                        53                                               42.818
                        54                                               41.071

                                       26